                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 2)


Filed by the Registrant  /x/
Filed by a Party other than the Registrant  /  /

Check the appropriate box:

/ /     Preliminary Proxy Statement
/ /     Confidential, for Use of the Commission Only (as permitted
/ /     by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                UAL CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                UAL CORPORATION
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

-------------------------------------------------------------------------------
     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

-------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

     (5) Total fee paid:

-------------------------------------------------------------------------------

/x/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

-------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

     (3) Filing Party:

-------------------------------------------------------------------------------

     (4) Date Filed:

-------------------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                              UAL CORPORATION LOGO

                                                                  March 22, 1996

Dear Fellow Owners:

     What makes our Company different and special? Our employee owners are committed to taking the future into their hands. Our managers are employee owners guiding the Company in shaping its future. Share value has risen spectacularly, along with stockholder return on ownership. We're more profitable and more competitive than ever.

     UAL Corporation's 1995 earnings from ongoing operations were the highest in the Company's history. Over the year, fully distributed market capitalization increased by nearly $3.0 billion, or about $91 per share -- an increase in value of more than 100%. Fully distributed market capitalization includes the 12.6 million shares of UAL Common Stock outstanding and an additional 20.1 million shares issued or issuable under our ESOP agreement and other outstanding commitments included in calculating fully diluted shares.

     At the same time, the Company pursued a number of initiatives designed to improve long-term profitability, such as electronic ticketing and other distribution cost reductions. To review this exciting year and discuss the future of our Company, the Board of Directors joins me in inviting you to attend the 1996 Annual Meeting of Stockholders and to vote on the matters described in the enclosed proxy statement.

     Your vote is important. To be sure your shares are represented at the meeting, please sign and return the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person.

     I hope you will be able to attend the meeting and I look forward to seeing you. If you plan to attend, please detach the admission card attached to your proxy card and bring it with you to the meeting.

                                          Sincerely yours,


                                          Gerald Greenwald

                                UAL CORPORATION
                                P. O. BOX 66919
                            CHICAGO, ILLINOIS 60666

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT

     The Annual Meeting of Stockholders of UAL Corporation, a Delaware corporation (the "Company"), will be held in the Gold Coast Room of The Drake Hotel, 140 E. Walton Place, Chicago, Illinois 60611 on Wednesday, April 24, 1996, at 10:00 a.m., local time, to:

          1. Elect a Board of Directors as follows:

             (a) Five Public Directors, to be elected by the holders of Common Stock;

             (b) Four Independent Directors, to be elected by the holders of Class I Junior Preferred Stock; and

             (c) One ALPA Director, one IAM Director and one Salaried/Management Employee Director, to be elected by the holders of Class Pilot MEC Junior Preferred Stock, Class IAM Junior Preferred Stock and Class SAM Junior Preferred Stock, respectively.

          2. Approve an amendment to the Restated Certificate of Incorporation of this Company to increase the number of authorized shares of Common Stock in connection with a proposed 4-for-1 stock split.

          3. Approve an amendment to the 1981 Incentive Stock Plan to increase the shares available for grant.

          4. Ratify the appointment of independent public accountants.

          5. Transact any other business that is properly brought before the meeting.

     Stockholders of record at the close of business on March 11, 1996, will be entitled to vote at the meeting. This proxy statement and the accompanying proxy are being mailed beginning approximately March 22, 1996.

     Stockholders are urged to fill out, sign and mail promptly the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. Proxies forwarded by or for brokers, trustees, or fiduciaries should be returned as directed. The prompt return of proxies will save the expense involved in further communication.

                                          By order of the Board of Directors

                                          Francesca M. Maher
                                          Vice President--Law
                                          and Corporate Secretary

Chicago, Illinois
March 22, 1996

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Except where authority has been withheld by a stockholder, the enclosed proxy will be voted at the 1996 Annual Meeting of Stockholders of the Company or any adjournments or postponements (the "Meeting") for the election of the respective nominee(s) named below for a term of one year and until their successors are duly elected and qualified. The terms of all directors will expire at the Meeting. The Board of Directors expects all nominees named below to be available for election.

DIRECTORS TO BE ELECTED BY HOLDERS OF COMMON STOCK

PUBLIC DIRECTORS

     Five Public Directors are to be elected by the holders of Common Stock, par value $.01 per share ("Common Stock"). Each nominee was previously elected by the holders of Common Stock and has served continuously as a Public Director since the date of his election. The term "Public Director" is used as defined in the Restated Certificate of Incorporation, as amended, of the Company (the "Charter").

     If a nominee unexpectedly becomes unavailable before election, proxies from holders of Common Stock will be voted for the person designated by the Board of Directors or the appropriate Board Committee in accordance with the requirements of the Charter. No person, other than the directors of the Company or such Committee, as applicable, is responsible for the naming of nominees.

------------------------------------------------------------------------------------------------------
                                  (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
         NOMINEE                     (2) OTHER BUSINESS AFFILIATIONS              AGE     SINCE
------------------------------------------------------------------------------------------------------
 John A. Edwardson         (1) President (1994) and Chief Operating Officer       46       1994
                               (1995) of the Company and its wholly owned
                               subsidiary, United Air Lines, Inc. ("United").
                               Executive Vice President and Chief Financial
                               Officer, Ameritech Corporation
                               (telecommunications) (1991-1994).
                           (2) Director, Household International, Inc. and
                               trustee, Purdue University.
------------------------------------------------------------------------------------------------------
 Gerald Greenwald          (1) Chairman and Chief Executive Officer of the        60       1994
                               Company and United (1994). Chairman, Tatra Truck
                               Company, Czech Republic (truck manufacturing)
                               (1993-1994); President, Olympia & York
                               Development Limited (real estate development
                               company in the process of a financial
                               restructuring at the time Mr. Greenwald agreed
                               to serve as president and certain subsidiaries
                               of which filed for protection under federal
                               bankruptcy laws in connection with such
                               restructuring) (1992-1993); Managing Director,
                               Dillon Read & Co. Inc. (investment banking)
                               (1991-1992).
                           (2) Director, Aetna Life and Casualty Company, and
                               trustee, Princeton University.
------------------------------------------------------------------------------------------------------
 John F. McGillicuddy      (1) Retired Chairman and Chief Executive Officer,      65       1984
                               Chemical Banking Corporation (banking and
                               finance) (1993). Chairman and Chief Executive
                               Officer, Chemical Banking Corporation
                               (1992-1993) and Manufacturers Hanover
                               Corporation and Manufacturers Hanover Trust
                               Company (1979-1992).
                           (2) Director, Chemical Banking Corporation, Southern
                               Peru Copper Corporation and USX Corporation.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                  (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
         NOMINEE                     (2) OTHER BUSINESS AFFILIATIONS              AGE     SINCE
------------------------------------------------------------------------------------------------------
 James J. O'Connor         (1) Chairman and Chief Executive Officer, Unicom       59       1984
                               Corporation (supplier of electricity) for the
                               past five years.
                           (2) Director, American National Can Company, Corning
                               Incorporated, First Chicago NBD Corporation,
                               Scotsman Industries, Inc. and The Tribune
                               Company.
-------------------------------------------------------------------------------------------------
 Paul E. Tierney, Jr.      (1) Managing Director, Gollust, Tierney and Oliver,    53       1990
                               Inc. (investment banking) for the past five years.
                           (2) Director, Liz Claiborne, Inc., Saint John's
                               College and D.C. United (major league soccer), and
                               Chairman of the Board of Directors, Technoserve,
                               Inc.
------------------------------------------------------------------------------------------------------

DIRECTORS TO BE ELECTED BY HOLDERS OF OTHER CLASSES OF STOCK

     The following classes of directors are to be elected by the holder of certain classes of stock of the Company other than Common Stock. THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THESE DIRECTORS. Each nominee was previously elected by the holders of the applicable class of stock of the Company and has served continuously as a director of the Company for the period succeeding the date of his election. If a nominee unexpectedly becomes unavailable before election, or the Company is notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee by the respective holder(s) or, if applicable, in accordance with the nomination procedures identified below.

INDEPENDENT DIRECTORS--ELECTED BY HOLDERS OF CLASS I STOCK

     Four Independent Directors (as defined in the Charter) are to be elected by the four Independent Directors as the holders of Class I Junior Preferred Stock of the Company ("Class I Stock"). Each nominee has been nominated by the Independent Director Nomination Committee and, pursuant to a Stockholders Agreement among the holders of Class I Stock, each such holder has agreed to vote in favor of such nominees. No person, other than the members of the Independent Director Nomination Committee, is responsible for the naming of the nominees.

------------------------------------------------------------------------------------------------------
                                  (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
         NOMINEE                     (2) OTHER BUSINESS AFFILIATIONS              AGE     SINCE
------------------------------------------------------------------------------------------------------
 Duane D. Fitzgerald       (1) Chairman (1996), and former President              56       1994
                               (1988-1996) and Chief Executive Officer
                               (1991-1996), Bath Iron Works Corporation
                               (shipbuilding) and former Vice President
                               of its parent company, General Dynamics
                               Corporation (1995-1996).
                           (2) Trustee, Boston University and IAM National
                               Pension Fund.
------------------------------------------------------------------------------------------------------
 Richard D. McCormick      (1) Chairman (1992), President (1986) and Chief        55       1994
                               Executive Officer (1991) of US WEST, Inc.
                               (telecommunications).
                           (2) Director, Norwest Corporation and Financial
                               Security Assurance Holdings, Inc.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                  (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
         NOMINEE                     (2) OTHER BUSINESS AFFILIATIONS              AGE     SINCE
------------------------------------------------------------------------------------------------------
 John K. Van de Kamp       (1) Partner, Dewey Ballantine (law firm) (1991).       60       1994
                               Attorney General of the State of California
                               (1989-1991). Effective April 1, 1996, President
                               and General Counsel, Thoroughbred Owners of
                               California, and Of Counsel, Dewey Ballantine.
                           (2) Member, Advisory Board, Falcon Classic Cable
                               Income Properties, Ltd., and director, Lawry's
                               Restaurants, Inc., The Employers Group, Day One,
                               Eisenhower World Affairs Institute, Los Angeles
                               Conservation Corps, Planning and Conservation
                               League, Skid Row Development Corporation and
                               Norton Simon Museum.
------------------------------------------------------------------------------------------------------
 Paul A. Volcker           (1) Chairman, James D. Wolfensohn Inc. (investment     68       1994
                               banking), and Frederick H. Schultz Professor of
                               International Economic Policy, Princeton
                               University, for the past five years.
                           (2) Director, Nestle S.A., the American Stock
                               Exchange and Prudential Insurance Co. of America.
------------------------------------------------------------------------------------------------------

ALPA DIRECTOR--ELECTED BY HOLDER OF CLASS PILOT MEC STOCK

     One ALPA Director (as defined in the Charter) is to be elected by the United Airlines Pilots Master Executive Council, Air Line Pilots Association, International ("ALPA-MEC"), the holder of the Class Pilot MEC Junior Preferred Stock of the Company ("Class Pilot MEC Stock"). The ALPA-MEC has advised the Company that it has nominated and intends to re-elect Michael H. Glawe as the ALPA Director.

------------------------------------------------------------------------------------------------------
                                  (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
         NOMINEE                     (2) OTHER BUSINESS AFFILIATIONS              AGE     SINCE
------------------------------------------------------------------------------------------------------
 Michael H. Glawe          (1) Chairman, ALPA-MEC (labor union) (1996);           48     1/1/96
                               Chairman, ALPA-MEC Grievance Committee (1993-
                               1995), and Captain, B727, United, for the past
                               five years.
                           (2) Executive Board Member, Air Line Pilots
                               Association, International ("ALPA").
------------------------------------------------------------------------------------------------------

IAM DIRECTOR--ELECTED BY HOLDER OF CLASS IAM STOCK

     One IAM Director (as defined in the Charter) is to be elected by the International Association of Machinists and Aerospace Workers ("IAM"), the holder of the Class IAM Junior Preferred Stock of the Company ("Class IAM Stock"). The IAM has advised the Company that it has nominated and intends to re-elect John Peterpaul as the IAM Director.

------------------------------------------------------------------------------------------------------
                                  (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
         NOMINEE                     (2) OTHER BUSINESS AFFILIATIONS              AGE     SINCE
------------------------------------------------------------------------------------------------------
 John F. Peterpaul         (1) Retired General Vice President, IAM (labor         60       1994
                               union) (1994). General Vice President, IAM, for
                               the preceding five years.
                           (2) Former Chairman, Railway Labor Executives'
                               Association; former member, National Commission
                               to Ensure a Strong Competitive Airline Industry.
------------------------------------------------------------------------------------------------------

SALARIED/MANAGEMENT EMPLOYEE DIRECTOR--ELECTED BY HOLDERS OF CLASS SAM STOCK

     One Salaried/Management Employee Director (as defined in the Charter) is to be elected by the holders of the Class SAM Junior Preferred Stock of the Company ("Class SAM Stock"), who are Joseph V. Vittoria, the Salaried/Management Employee Director, and Paul G. George, United's Senior Vice President-People. Mr. Vittoria has been nominated for re-election by the "System Roundtable," a body of salaried and management employees of United empowered to review and discuss issues relating to the Company and their effect on salaried and management employees. Pursuant to a Stockholders Agreement between the holders of Class SAM Stock, each such holder has agreed to vote in favor of the System Roundtable nominee.

------------------------------------------------------------------------------------------------------
                                  (1) PRINCIPAL OCCUPATION OR EMPLOYMENT                 DIRECTOR
         NOMINEE                     (2) OTHER BUSINESS AFFILIATIONS              AGE     SINCE
------------------------------------------------------------------------------------------------------
 Joseph V. Vittoria        (1) Chairman and Chief Executive Officer, Avis, Inc.   60       1994
                               (automobile renting and leasing) for the past
                               five years.
                           (2) Director, Cilva Holdings, PLC Transmedia Europe,
                               Inc., and Transmedia Asia Pacific.
------------------------------------------------------------------------------------------------------

             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors of the Company held a total of eight meetings in 1995. All directors attended 75 percent or more of the total of such meetings and meetings of Board Committees of which they were members.

COMMITTEES

     The Board of Directors has Executive, Audit, Compensation, Compensation Administration, CAP, Labor, Independent Director Nomination, Outside Public Director Nomination, Pension and Welfare Plans Oversight and Transaction Committees.

     EXECUTIVE COMMITTEE. The Executive Committee is authorized to exercise the powers of the Board of Directors in the management of the business and affairs of the Company, with certain exceptions. The Executive Committee is also responsible for periodically reviewing Board effectiveness and overseeing the compensation arrangements for non-employee directors. The Executive Committee held four meetings in 1995. Committee members: Gerald Greenwald, Chairman, and Michael H. Glawe, Richard D. McCormick, John F. Peterpaul, Paul E. Tierney, Jr., and Paul A. Volcker.

     AUDIT COMMITTEE. The Audit Committee reviews with the Company's independent public accountants the annual financial statements of the Company prior to publication, reviews the work of and approves non-audit services performed by such independent accountants, makes annual recommendations to the Board for the appointment of independent public accountants for the ensuing year, and reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company and its subsidiaries and affiliates. The Audit Committee held two meetings in 1995. Committee members: James J. O'Connor, Chairman, and Duane D. Fitzgerald, Richard D. McCormick, John F. McGillicuddy, Paul E. Tierney, Jr., John K. Van de Kamp, and Paul A. Volcker.

     COMPENSATION COMMITTEE. The Compensation Committee reviews and approves the compensation and benefits of all officers of the Company and reviews general policy matters relating to compensation and benefits of non-union employees of the Company and its subsidiaries. The Committee also administers the equity incentive compensation plans of the Company, except for responsibilities reserved for the Compensation Administration Committee. The Compensation Committee held eight meetings in 1995. Committee members: John F. McGillicuddy, Chairman, and Duane D. Fitzgerald, Michael H. Glawe, Gerald Greenwald, Richard
D. McCormick, John F. Peterpaul, and Joseph V. Vittoria.

     COMPENSATION ADMINISTRATION COMMITTEE. The Compensation Administration Committee administers the stock option plans and executive compensation programs of the Company to the extent such functions cannot or are not appropriate to be performed by the Compensation Committee in light of any provision of the

Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), securities laws, any other applicable law or any regulations promulgated under any of the foregoing, and also oversees the evaluation process for CEO performance. The Compensation Administration Committee held five meetings in 1995. Committee members: John F. McGillicuddy, Chairman, and Duane D. Fitzgerald and Richard D. McCormick.

     CAP COMMITTEE. The CAP Committee oversees implementation of the Company's Competitive Action Plan to improve United's competitiveness on many short-haul routes, pursuant to which "Shuttle by United" was established. The CAP Committee has the exclusive authority to approve on behalf of the Company any modifications of or amendments to the Competitive Action Plan, other than those matters reserved to the Labor Committee. The CAP Committee held one meeting in 1995. Committee members: Duane D. Fitzgerald, Chairman, and Michael H. Glawe, Gerald Greenwald, John F. McGillicuddy, James J. O'Connor, John F. Peterpaul, Paul E. Tierney, Jr., and John K. Van de Kamp.

     LABOR COMMITTEE. The Labor Committee reviews and approves the entering into of, and modifications and amendments to, collective bargaining agreements to which the Company or any of its subsidiaries is a party, with certain exceptions. The Committee held three meetings in 1995. Committee members: Gerald Greenwald, Chairman, and Richard D. McCormick and Paul E. Tierney, Jr.

     INDEPENDENT DIRECTOR NOMINATION COMMITTEE. The Independent Director Nomination Committee nominates candidates to become Independent Director members of the Board of Directors, fills vacancies in Independent Director positions and appoints Independent Directors to serve on Board Committees. The Committee held one meeting in 1995. Committee members: John K. Van de Kamp, Chairman, and Duane
D. Fitzgerald, Michael H. Glawe, Richard D. McCormick, John F. Peterpaul, Joseph
V. Vittoria and Paul A. Volcker.

     OUTSIDE PUBLIC DIRECTOR NOMINATION COMMITTEE. The Outside Public Director Nomination Committee nominates candidates to become Outside Public Director (as defined in the Charter) members of the Board of Directors, fills vacancies in Outside Public Director positions and appoints Outside Public Directors to serve on Board Committees. The Outside Public Director Nomination Committee will consider nominees recommended by stockholders, who may submit recommendations by addressing a letter to the Committee Chairman at UAL Corporation, P. O. Box 66919, Chicago, Illinois 60666. Qualification requirements for Outside Public Directors are specified in the Charter. The Committee held one meeting in 1995. Committee members: Paul E. Tierney, Jr., Chairman, and John F. McGillicuddy and James J. O'Connor.

     PENSION AND WELFARE PLANS OVERSIGHT COMMITTEE. The Pension and Welfare Plans Oversight Committee oversees compliance by the Company and its subsidiaries with laws governing employee benefit plans maintained by the Company and its subsidiaries. The Committee held seven meetings in 1995. Committee members: Paul A. Volcker, Chairman, and Michael H. Glawe, James J. O'Connor, John F. Peterpaul, John K. Van de Kamp and Joseph V. Vittoria.

     TRANSACTION COMMITTEE. The Transaction Committee is authorized to evaluate and advise the Board with respect to any proposed merger or consolidation of the Company or any of its subsidiaries with or into, the sale, lease or exchange of all or substantially all of the Company's or any of its subsidiaries' property or assets to, or a significant business transaction with, any Labor Affiliate (as defined in the Charter). The Transaction Committee held no meetings in 1995. Committee members: Richard D. McCormick, Chairman, and Duane D. Fitzgerald, John
F. McGillicuddy, James J. O'Connor, Paul E. Tierney, Jr., John K. Van de Kamp and Paul A. Volcker.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Greenwald, Glawe and Peterpaul serve on the Compensation Committee, but not the Compensation Administration Committee. Messrs. Glawe and Greenwald are employees of the Company. Mr. Glawe is also the Chairman of the ALPA-MEC and an officer of ALPA. United and ALPA are parties to a collective bargaining agreement for United's pilots represented by ALPA.

COMPENSATION OF DIRECTORS

     Each non-employee director receives an annual retainer of $18,000 and is paid $900 for each meeting attended. The non-employee Chairman of each Committee other than the Compensation Administration Committee receives an additional retainer of $2,700 per year. Each non-employee member of a Committee receives a fee of $900 for each Committee meeting attended. The above fees reflect the 10% reduction in Board compensation that was instituted in January 1993 and reaffirmed by the Board in September 1994. Non-employee directors also receive 100 shares of Common Stock annually, which, pursuant to Stock Ownership Guidelines adopted in February 1996, they are to keep throughout their tenure on the Board. Directors may elect to receive all or any portion of their cash retainer and fees in Common Stock, as well as to defer their stock and cash compensation for federal income tax purposes. Directors who are employees of the Company or any of its subsidiaries, including Messrs. Greenwald, Edwardson and Glawe, do not receive any retainer fee, meeting fee or Common Stock for their service on the Board of Directors or any Committee.

     Non-employee directors are eligible to participate in a retirement income plan (the "Retirement Plan") if they have at least five years of service on the date of retirement and are not otherwise eligible to receive pension benefits from the Company or any of its subsidiaries. If a retiring director has at least 10 years of service and is at least age 70 at retirement, he is entitled to a life annuity equal to the greater of $20,000 per year or the annual retainer fee at retirement. Reduced benefits are available if the director has less than 10 years of service or if retirement occurs before age 70. For purposes of the Retirement Plan, a non-employee director who was a director upon the change in control of the Company on July 12, 1994, has been credited with three additional years of service and is deemed to be three years older than his actual age. Surviving spouse benefits are available in some cases. A trust has been created to serve as a source for payment of benefits under the Retirement Plan.

     The Company considers it important for its directors to understand its business and have exposure to its operations and employees. For this reason, the Company provides free transportation and free cargo shipment on United to each director of the Company and his spouse and eligible dependent children. The directors are reimbursed by the Company for income taxes resulting from actual use of the travel and shipment privilege. A director who was a director upon the change in control of the Company on July 12, 1994, is entitled to continue such travel and cargo benefits for life. The cost of this policy in 1995 for each director, including cash payments made in February 1996 for income tax liability, was as follows:

                NAME                   COST($)
-------------------------------------  -------
John A. Edwardson....................   7,231
Duane D. Fitzgerald..................   9,043
Michael H. Glawe.....................       0
Gerald Greenwald.....................  25,508
Richard D. McCormick.................  17,607
John F. McGillicuddy.................  19,334

                NAME                   COST($)
-------------------------------------  -------
James J. O'Connor....................  23,174
John F. Peterpaul....................       0
Paul E. Tierney, Jr. ................  62,404
John K. Van de Kamp..................  12,627
Joseph V. Vittoria...................   5,562
Paul A. Volcker......................     592

       SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock and of voting preferred stock held in the UAL Corporation Employee Stock Ownership Plan Trust (the "ESOP") beneficially owned as of March 11, 1996, by each director and executive officer included in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. Unless indicated otherwise by footnote, the owner exercises sole voting and investment power over the securities (other than unissued securities, the ownership of which has been imputed to such owner). Certain directors and executive officers of the Company also beneficially own shares of various other classes of preferred stock of the Company. See "Security Ownership of Certain Beneficial Owners."

                                                               COMMON STOCK                 VOTING PREFERRED
                                                               BENEFICIALLY    PERCENT     STOCK BENEFICIALLY    PERCENT
      NAME OF DIRECTOR OR EXECUTIVE OFFICER AND GROUP             OWNED        OF CLASS          OWNED           OF CLASS
------------------------------------------------------------   ------------    --------    ------------------    --------
John A. Edwardson...........................................       76,241(1)        *               602(2)           *
Duane D. Fitzgerald.........................................          513           *           --
Michael H. Glawe............................................       --                               311(3)           *
Gerald Greenwald............................................      189,106(4)      1.5               918(2)           *
Richard D. McCormick........................................          872           *           --
John F. McGillicuddy........................................          850           *           --
James J. O'Connor...........................................          550           *           --
John F. Peterpaul...........................................          200           *           --
Paul E. Tierney, Jr.........................................       19,154           *           --
John K. Van de Kamp.........................................          200           *           --
Joseph V. Vittoria..........................................          366           *           --
Paul A. Volcker.............................................          700           *           --
Douglas A. Hacker...........................................       26,776(5)        *               415(2)           *
Joseph R. O'Gorman..........................................       50,351(6)        *               474(2)           *
Stuart I. Oran..............................................       40,109(7)        *               316(2)           *
Directors and Executive Officers as a Group (20 persons)....      517,155(8)     4.09             4,032(9)           *

------------
 *  Less than 1%

(1) Includes 32,500 shares that Mr. Edwardson has the right to acquire within 60 days of March 11, 1996, by the exercise of stock options.

(2) Reflects beneficial ownership of Class S ESOP Voting Junior Preferred Stock ("Class S Voting Stock") owned through the ESOP.

(3) Reflects beneficial ownership of Class P ESOP Voting Junior Preferred Stock ("Class P Voting Stock") owned through the ESOP.

(4) Includes 120,000 shares that Mr. Greenwald has the right to acquire within 60 days of March 11, 1996, by the exercise of stock options, 1,671 shares held indirectly by Mr. Greenwald's wife and 199 shares held indirectly by a United 401(k) plan (calculated as of the close of business on December 29, 1995).

(5) Includes 18,750 shares that Mr. Hacker has the right to acquire within 60 days of March 11, 1996, by the exercise of stock options.

(6) Includes 37,500 shares that Mr. O'Gorman has the right to acquire within 60 days of March 11, 1996, by the exercise of stock options.

(7) Includes 25,875 shares that Mr. Oran has the right to acquire within 60 days of March 11, 1996, by the exercise of stock options.

(8) Includes 310,583 shares that directors or executive officers have the right to acquire within 60 days of March 11, 1996, by the exercise of stock options, shares held indirectly as discussed in footnote (4) and an additional 24 shares held in a United 401(k) plan (calculated as of the close of business on December 29, 1995).

(9) Reflects ownership of Class S Voting Stock owned through the ESOP. No director or executive officer other than Mr. Glawe beneficially owns shares of Class P Voting Stock.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph immediately following shall not be incorporated by reference into any such filings.

                             EXECUTIVE COMPENSATION

          UAL CORPORATION COMPENSATION AND COMPENSATION ADMINISTRATION
                               COMMITTEES REPORT

PHILOSOPHY

     The Company's executive compensation program is designed to attract, retain and motivate top quality and experienced officers. The program provides industry competitive compensation opportunities, supports a pay-for-performance culture and emphasizes pay-at-risk. The program is heavily oriented toward incentive compensation tied to the annual and longer-term financial performance of the Company and to its longer-term return to stockholders.

     The Company's compensation program was modified in 1995 to provide, among other matters, that the program would be administered in a manner consistent with the philosophy of an employee-owned company. To encourage accumulation and retention of Common Stock by Company officers, guidelines were adopted providing for ownership of Common Stock at the following multiples of annual salary:
Chairman and Chief Executive Officer and President and Chief Operating Officer, five times; Executive and Senior Vice Presidents, two times; and Vice Presidents, one times. Unexercised stock options, unvested restricted stock and ESOP stock ownership are not recognized for purposes of these guidelines.

COMPONENTS

     There are two components to the executive compensation program:

          - Cash compensation.

          - Stock compensation.

     The cash compensation program is composed of base salary and annual incentive compensation. Base salaries are competitive with other large domestic air carriers, which include the three largest of the five carriers in the Relative Market Performance Graph that follows. Base salaries are substantially less than other companies in general industry of comparable size. Base salaries for officers were reduced on July 13, 1994, by 8.25%. No general salary increases were awarded to officers in 1995.

     Annual incentive compensation provides an opportunity for additional earnings. Awards under the incentive compensation program effectively were reduced by 8.25% on July 13, 1994, since these awards are calculated as a percentage of base salary. Under the program, an incentive pool is created based upon the Company's earnings; each year the Compensation Committee approves a schedule of annual incentive pool funding relative to specified earnings targets. The CEO recommends to the Compensation Committee (or the Compensation Administration Committee, in the case of incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code) incentive awards for each officer based upon an assessment of each officer's contribution over the preceding year. The assessment is based upon, among other things, an appraisal prepared annually for each officer on his or her managerial skills and the performance by him or her of assigned responsibilities. Before making a recommendation, the CEO discusses such appraisals with other members of senior management and considers these discussions, along with an overall evaluation of corporate performance and industry competitive data. The Compensation Committee makes a final determination of awards for all officers, including the CEO, who is assessed by the Compensation Committee using a comparable process established under his Employment Agreement. The awards for the other proxy-named officers are made by the Compensation Administration Committee based on a pre-established formula in full compliance with Section 162(m) of the Internal Revenue Code.

     The stock compensation program is comprised of stock options and, until December 1995, restricted stock. Stock compensation gives each officer the opportunity to become a stockholder of the Company. Stock grants are determined in consideration of individual performance and contribution and in consideration of airline industry practice, using the same group referred to above for base salary and annual incentive compensation. The CEO recommends to the Compensation Committee (or the Compensation Administration Committee, in the case of awards under plans which qualify for certain exceptions from Section 16 of the Exchange Act pursuant to Rule 16b-3 or Section 162(m) qualified grants) stock option and/or, until December 1995, restricted stock grants for each officer. While there are no specific target award levels or weighting of factors considered in determining stock grants, grants are made within grant-range guidelines for each officer level. The Committee determines stock awards for the CEO based upon a comparable process and makes a final determination on stock awards for all other officers. Until December 1995, options and restricted shares typically were granted in alternating years (options in one year, restricted stock in the next, etc.). In December 1995, the Compensation and Compensation Administration Committees adopted a new officer compensation philosophy, eliminating restricted stock as a normal component of officer compensation and replacing this component with stock option grants. Under this new policy, stock options typically will be granted annually, and restricted stock will be used only on an individual basis for a very limited number of United employees in response to compelling business requirements, such as for recruitment or retention of key management employees.

     Stock options may not be granted at less than fair market value on the date of grant. Stock options carry a 10-year term and typically have exercise vesting restrictions that lapse ratably over a four-year period. Restricted stock awards typically have had vesting restrictions of up to five years. The Company's stock plans include provisions to preserve, to the maximum extent possible, the deductibility by the Company of amounts awarded under the plans. For the first time, biennial restricted stock awards in 1995 included performance vesting criteria, which were based on the Company's 1995 pretax margin ranking relative to the other large U.S. airlines, in full compliance with Section 162(m) of the Internal Revenue Code.

     The officer compensation program in total, although primarily focused on promoting pay-for-performance and emphasizing pay-at-risk, is heavily oriented toward stockholder interests through the use of long-term incentives that create a direct linkage between executive rewards and increased stockholder value. The long-term incentive component, which is composed totally of stock-based incentives, represents over half the total income opportunity for the officers.

     To enable the Company to attract high quality management at the most senior officer levels within the Company, sign-on compensation packages for these officers at the time of hiring sometimes include cash and unrestricted stock awards in addition to compensation of the types described above. These compensation packages are often the subject of negotiation, and may have vesting provisions for restricted stock and stock options that vary from the normal schedules.

CEO COMPENSATION

     The compensation package for Mr. Greenwald was established pursuant to an Employment Agreement negotiated by Mr. Greenwald with ALPA and the IAM in 1994 (the "Employment Agreement"). As part of the Employment Agreement, a base salary rate of $665,188 was established for Mr. Greenwald, giving effect to the 8.25% reduction. A non-guaranteed target bonus of $725,000 per year was also established, which was paid to Mr. Greenwald in 1996 (in Common Stock) since his 1995 performance was consistent with the Board Committee's objectives and directions, and corporate performance did not compel a lesser bonus. In making those determinations, the applicable Board Committee took into account (i) airline industry trends and (ii) the Company's cumulative profitability since the transaction date. No weighting was given to any particular factor. These are standards for performance evaluation that were established under the Employment Agreement. Mr. Greenwald received a restricted stock grant subject to the Company's normal grant schedule and performance vesting criteria, in full compliance with Section 162(m) of the Internal Revenue Code.

COMPENSATION FOR THE OTHER NAMED OFFICERS

     Base salary rates for the other named executive officers have not changed since being reduced by 8.25% in July 1994. In 1996 each of the named executive officers received an incentive compensation award for 1995 performance, which was granted pursuant to the normal incentive compensation plan terms according to a pre-established formula in full compliance with Section 162(m) of the Internal Revenue Code (which Mr. Edwardson received in Common Stock). Each such officer received a restricted stock grant in 1995 subject to the Company's normal grant schedule and performance vesting criteria, in full compliance with
Section 162(m) of the Internal Revenue Code.

CHANGE IN CONTROL AGREEMENTS

     The Company and United are parties to severance agreements (each, a "Severance Agreement") with certain officers with provisions that took effect upon the change in control of the Company on July 12, 1994. The Company took action in 1995 to terminate all of the Severance Agreements. During 1995, following a reorganization with respect to which Mr. O'Gorman waived his right to trigger his Severance Agreement, such agreement was amended to provide that the Company would impose no decrement to his pension benefit based on age at retirement and to provide for a termination date in August 1998. The Severance Agreement of Mr. Hacker, the only other named executive officer who has such an agreement, expires in August 1997.

COMPENSATION CONSULTANT AND COMPETITIVE DATA

     The Compensation Committee and Compensation Administration Committee consult with independent compensation advisors on executive compensation matters. The Committees also have access to competitive data on compensation levels for officer positions.

                     UAL CORPORATION COMPENSATION COMMITTEE

John F. McGillicuddy, Chairman       Richard D. McCormick
Duane D. Fitzgerald                  John F. Peterpaul
Michael H. Glawe                     Joseph V. Vittoria
Gerald Greenwald

             UAL CORPORATION COMPENSATION ADMINISTRATION COMMITTEE

John F. McGillicuddy, Chairman       Richard D. McCormick
Duane D. Fitzgerald

                                UAL CORPORATION
                          RELATIVE MARKET PERFORMANCE
                             TOTAL RETURN 1991-1995

MEASUREMENT PERIOD                         D-J AIR-
 (FISCAL YEAR COV-                           LINE
       ERED)         UAL CORP.   S&P 500   GROUP(1)
1990                       100        100        100
1991                    132.35     130.47     134.95
1992                    114.53     140.41     136.42
1993                    132.58     154.56     168.12
1994                    114.44     156.60     112.37
1995                    233.79     215.45     162.78

                                                      Source: Compustat Database

------------
(1) Alaska Air, AMR, Delta, Southwest, USAir.

                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION               LONG TERM COMPENSATION
                        --------------------------------------     ----------------------
                                                     OTHER         RESTRICTED
 NAME AND                                            ANNUAL          STOCK         STOCK       ALL OTHER
 PRINCIPAL              SALARY        BONUS       COMPENSATION       AWARDS       OPTIONS     COMPENSATION
 POSITION      YEAR     ($)(1)       ($)(2)           ($)            ($)(3)         (#)          ($)(4)
-----------    ----     -------     ---------     ------------     ----------     -------     ------------
Greenwald      1995     657,184       725,000         79,006(5)     1,820,000           0        254,234(6)
               1994     313,300     3,662,521(7)      16,224        2,300,000     200,000        169,002(6)
Edwardson      1995     455,222       455,000          6,962        1,251,250           0        132,704(6)
               1994     216,069     2,156,025(7)       8,458        2,208,000     130,000         72,353(6)
O'Gorman       1995     308,196       256,000         10,984          853,125           0         73,439(6)
               1994     322,916       234,029          7,078                0      30,000         16,452(6)
               1993     314,348             0          7,548          855,000           0          4,024
Oran           1995     310,750       270,000         10,145          426,563           0         84,371(6)
               1994     147,865     1,540,000(7)     312,846(8)     1,150,000      55,000         61,638(6)
Hacker         1995     293,600       210,000          9,138          682,500           0         60,187(6)
-----------
Greenwald      =  Gerald Greenwald, Chairman and Chief Executive Officer
Edwardson      =  John A. Edwardson, President and Chief Operating Officer
O'Gorman       =  Joseph R. O'Gorman, Executive Vice President
Oran           =  Stuart I. Oran, Executive Vice President-Corporate Affairs and General Counsel
Hacker         =  Douglas A. Hacker, Senior Vice President and Chief Financial Officer

------------
(1) 1994 salaries for Messrs. Greenwald, Edwardson and Oran reflect a partial year of service.

(2) Messrs. Greenwald and Edwardson received the after-tax value of their 1995 bonuses in Common Stock instead of cash. Messrs. Greenwald, Edwardson and O'Gorman waived their 1994 bonuses in cash, and accepted Common Stock of value equivalent to the amount of the bonus waived. The value of these shares is included in the Summary Compensation Table.

(3) The restricted stock granted in 1995 to all officers named in the Summary Compensation Table and in 1994 to Mr. Greenwald vests in five equal annual installments commencing one year from the date of grant; to Mr. Edwardson in 1994 vests in four equal annual installments commencing two years from the date of grant; and to Mr. Oran in 1994 vests 20% on January 15, 1995, and the balance in four equal annual installments commencing one year from the date of grant. The number and aggregate value, respectively, of restricted holdings as of fiscal year-end is: Mr. Greenwald, 36,000 shares, $6,426,000; Mr. Edwardson, 35,000 shares, $6,247,500; Mr. O'Gorman, 7,500 shares, $1,338,750; Mr. Oran, 11,250 shares, $2,008,125; and Mr. Hacker, 6,000 shares, $1,071,000. The number of shares of restricted stock awarded in 1995 reflects the actual award after the application of vesting criteria based on the Company's 1995 profitability as compared to other major U.S. airlines, which could have resulted in an award ranging from 150% of the actual award to a complete forfeiture of the award. The restricted stock granted in 1993 to Mr. O'Gorman (7,500 shares) was scheduled to vest in five equal annual installments commencing one year from the date of grant, but these vesting restrictions lapsed upon the change in control of the Company on July 12, 1994. No dividends have been paid on restricted shares, but officers are entitled to any dividends paid on such shares.

(4) Except as otherwise specified, amounts represent compensation attributable to split dollar insurance program premiums. Such amounts specified for 1994 for Messrs. Greenwald, Edwardson and Oran reflect compensation attributable to premiums paid in 1995 for obligations accrued in 1994.

(5) Amount includes $38,498 attributable to term life insurance benefits and $15,000 attributable to automobile benefits.

(6) Amounts include value of shares of ESOP preferred stock allocated to the officer's account for 1995 and 1994 as follows, based upon the year-end closing price of the Common Stock multiplied by the number of shares of Common Stock issuable upon conversion of such ESOP preferred stock: Mr. Greenwald, $125,246, $18,912; Mr. Edwardson, $80,851, $13,043;
    Mr. O'Gorman, $66,426, $8,869; Mr. Oran, $38,315, $8,869; and Mr. Hacker,
    $56,964 (1995 only).

(7) Includes one-time sign-on compensation consisting of Common Stock and cash and, in the case of Mr. Edwardson, a donation of Common Stock to a charitable foundation at his request in lieu of issuing such shares to him.

(8) Includes a one-time $300,000 payment made in 1995 in consideration of waiving all rights under the Company's normal relocation policy.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)

                                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                  SHARES                        UNDERLYING OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                                ACQUIRED ON                             FY-END (#)                     AT FY-END ($)
                                 EXERCISE         VALUE        -----------------------------    -----------------------------
             NAME                   (#)        REALIZED ($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------------------- -----------    ------------    -----------     -------------    -----------     -------------
Gerald Greenwald...............        0              N/A        120,000           80,000       10,515,000        7,010,000
John A. Edwardson..............        0              N/A         32,500           97,500        2,847,813        8,543,438
Joseph R. O'Gorman.............        0              N/A         37,500           22,500        3,023,288        1,971,563
Stuart I. Oran.................    7,500(2)       612,656(2)      26,875           20,625        2,354,921        1,807,266
Douglas A. Hacker..............        0              N/A         18,750           18,750        1,952,281        1,642,969

------------
(1) Each option granted prior to July 12, 1994 (a "Pre-Closing Option"), is exercisable for one-half a share of Common Stock and $84.81 in cash. Value of Pre-Closing Options includes the cash amount deliverable upon exercise.

(2) Shares having an aggregate market value of $249,317 were withheld by the Company from the exercise proceeds to cover tax withholding obligations on the value realized upon exercise.

                               PENSION PLAN TABLE

                                                  YEARS OF PARTICIPATION
   FINAL        ------------------------------------------------------------------------------------------
AVERAGE PAY        10           15           20           25           30            35             40
-----------     --------     --------     --------     --------     --------     ----------     ----------
$  200,000      $ 32,000     $ 48,000     $ 64,000     $ 80,000     $ 96,000     $  112,000     $  128,000
   400,000        64,000       96,000      128,000      160,000      192,000        224,000        256,000
   600,000        96,000      144,000      192,000      240,000      288,000        336,000        384,000
   800,000       128,000      192,000      256,000      320,000      384,000        448,000        512,000
 1,000,000       160,000      240,000      320,000      400,000      480,000        560,000        640,000
 1,200,000       192,000      288,000      384,000      480,000      576,000        672,000        768,000
 1,400,000       224,000      336,000      448,000      560,000      672,000        784,000        896,000
 1,600,000       256,000      384,000      512,000      640,000      768,000        896,000      1,024,000
 1,800,000       288,000      432,000      576,000      720,000      864,000      1,008,000      1,152,000
 2,000,000       320,000      480,000      640,000      800,000      960,000      1,120,000      1,280,000

     The above illustration is based on retirement at age 65 and selection of a straight life annuity (other annuity options are available, which would reduce the amounts shown above). The amount of the normal retirement benefit under the plan is the product of 1.6% times years of credited participation in the plan times final average pay (highest five of last 10 years of covered compensation, with compensation after July 12, 1994, being adjusted to add back the 8.25% salary reduction). The retirement benefit amount is not offset by the participant's social security benefit. Compensation covered by the plan includes salary and amounts shown as annual bonus in the Summary Compensation Table. Sign-on compensation paid to Messrs. Greenwald, Edwardson and Oran in 1994 does not qualify as pension earnings and will not be included in any pension calculations. Under the qualified plan, years of participation for persons named in the cash compensation table are as follows: Mr. Greenwald--1 year; Mr. Edwardson--1 year; Mr. Oran--1 year; Mr. O'Gorman--23 years and Mr. Hacker--2 years. The amounts shown do not reflect limitations imposed by the Internal Revenue Code on retirement benefits that may be paid under plans qualified under the Internal Revenue Code. United has agreed to provide under non-qualified plans the portion of the retirement benefits earned under the pension plan that would otherwise be subject to Internal Revenue Code limitations.

     The Employment Agreement entitles Mr. Greenwald to an annual pension equal to the greater of the pension that would accrue under the Company plans with credit for 30 years of service or $500,000 per year. This pension is payable at any time elected by Mr. Greenwald following retirement or termination of employment. Mr. Greenwald's retirement benefit will continue to be paid to his spouse at 67% of his benefit level under a joint survivor annuity. Pursuant to the Employment Agreement, a revocable trust has been funded to provide funding for the additional pension obligation for Mr. Greenwald.

     The Company has agreed to supplement Messrs. Edwardson's, O'Gorman's and Oran's benefits under the qualified pension plans by granting them credit for additional years of service--10 years for Mr. Edwardson, 6 years for Mr. O'Gorman and 20 years for Mr. Oran. In addition, the Company has agreed to waive the service requirement for benefit vesting under the qualified pension plan for Messrs. Edwardson and Oran and to impose no decrement to the pension benefit based on age at retirement for Messrs. Edwardson, O'Gorman and Oran.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     Pursuant to his Employment Agreement, Mr. Greenwald is paid a salary of $665,188 per year, giving effect to the 8.25% salaried and management salary reduction in July 1994, and a non-guaranteed target bonus of $725,000 per year, which target bonus will be payable if Mr. Greenwald's performance is "consistent with the applicable Board Committee's objectives and directions" and the Company's performance "does not compel" a lesser bonus. In addition, the applicable Board Committee will take into account (i) airline industry trends and (ii) the Company's financial performance (including cumulative profitability since July 12, 1994) in determining the extent of Mr. Greenwald's bonus. The applicable Board Committee also has the discretion to award a bonus in excess of the target amount. The options and restricted stock received by Mr. Greenwald upon commencement of employment pursuant to the Employment Agreement vest on any termination of Mr. Greenwald's employment other than termination by the Company for cause or a voluntary resignation. The options, to the extent vested, will remain outstanding for 10 years, notwithstanding termination of Mr. Greenwald's employment for any reason, including "cause."

     If Mr. Greenwald's employment is terminated by the Company without "cause" or by him for "good reason," his salary (at the $725,000 pre-reduction rate) and guaranteed $725,000 bonus will continue for 3 years (or, if greater, the remainder of the five-year contract term). Generally, the Company will not be entitled to a deduction for Federal income tax purposes with respect to the amounts described above to the extent that such amounts exceed $1 million in any year.

     The Company has agreed that, in the event of a termination of employment of Mr. Edwardson by the Company without cause or by Mr. Edwardson with good reason, the Company shall pay to Mr. Edwardson a lump sum equal to his base salary and bonus paid in the prior 12-month period. In the event of a termination without cause within five years after commencement of employment, Mr. Oran is entitled to a cash payment equal to his base salary and annual bonus paid in the prior 12-month period, as well as immediate vesting of any of his initial option grants that would have otherwise vested within 12 months after the date of termination.

     Each of Mr. Hacker and Mr. O'Gorman is a party to a Severance Agreement that provides certain benefits if the executive's employment with United is terminated (1) by the Company without "cause" (as defined in the Severance Agreement) or (2) by the executive for "good reason" (as defined in the Severance Agreement) in either case prior to August 31, 1997 (Mr. Hacker), or August 1, 1998 (Mr. O'Gorman). Upon such a termination of employment, the executive officer will be entitled to receive (1) a cash payment equal to three times the sum of (a) the greater of the executive's base salary as in effect on July 12, 1994, or as in effect on the date his employment terminates plus (b) the average of the greater of the bonuses paid to the executive with respect to the three years preceding July 12, 1994, or the bonuses paid to the executive with respect to the three years preceding his termination of employment, (2) continuation of travel privileges (and partial tax reimbursement) on United for the executive and his spouse and other dependents for three years following termination of employment (and for life thereafter if the executive would have qualified for retiree travel privileges had his employment continued during such three-year period), (3) coverage under United's medical and other welfare benefits for a period of three years following the date of termination (and for life thereafter if the executive would have qualified for retiree medical benefits had his employment continued during such three-year period), (4) a lump-sum payment equal to the value of the pension benefits (including any early retirement benefits) that the executive officer would have earned under United's pension plans and arrangements had the executive officer continued to be employed for an additional three years, and (5) a lump-sum payment equal to the amounts that United would have paid on behalf of the executive officer with respect to split-dollar life insurance policies in effect for the executive.

                                 PROPOSAL NO. 2

                         APPROVAL OF CHARTER AMENDMENT
                    IN CONNECTION WITH PROPOSED STOCK SPLIT

     The Board of Directors has approved an amendment to Article FOURTH of the Charter (the "Charter Amendment") to increase the number of shares of stock that the Company is authorized to issue from 191,100,022 (100 million in Common Stock and the balance in various classes of preferred stock) to 291,100,022 (200 million in Common Stock and no change in the number of shares of the various classes of preferred stock).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE CHARTER AMENDMENT.

PROPOSED FOUR-FOR-ONE STOCK SPLIT IN THE FORM OF A 300% DIVIDEND

     The Board has authorized a four-for-one split of Common Stock in the form of a 300% stock dividend, subject to stockholder approval of the Charter Amendment. The increase in authorized shares is necessary to provide the Company with authority to issue a number of shares sufficient to effect the split and to reserve an amount sufficient to meet all known requirements and to provide flexibility for the future. THE PROPOSED STOCK SPLIT CANNOT OCCUR UNLESS STOCKHOLDERS APPROVE THE CHARTER AMENDMENT. Except for the proposed stock split, there are no agreements, commitments or understandings for the issuance of the newly authorized shares.

     The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock through the stock split may place the market price of Common Stock in a range more attractive to investors and may result in a broader market for the stock.

     As a result of the stock split, the number of shares of Common Stock issuable upon conversion of ESOP preferred stock and other benefit and compensation programs of the Company, as well as the conversion price and number of shares of Common Stock issuable under the Company's convertible debentures and the exercise price and number of shares of Common Stock issuable under outstanding stock options, would be proportionately adjusted to give effect to the stock split. For example, an employee who has been allocated 10 shares of non-voting ESOP preferred stock currently would receive 10 shares of Common Stock upon conversion of such non-voting ESOP preferred stock at the time of distribution. Upon completion of the proposed stock split, the same employee would continue to be allocated 10 shares of non-voting ESOP preferred stock, but the number of shares of Common Stock into which such preferred stock is convertible would be adjusted four-for-one so that such ESOP preferred stock would convert into 40 shares of Common Stock at the time of distribution. Thus, the proposed stock split would not dilute the economic interest of the holders of ESOP preferred stock in the Company, nor would it have any effect on the proportionate voting rights of such holders in the Company's outstanding voting stock.

     Following the split, an amount equal to the par value of shares issued in the split would be transferred from additional capital invested to the Company's stated capital accounts. The $.01 par value of the Common Stock would not be adjusted. As of March 11, 1996, 12,645,564 shares of Common Stock were issued and outstanding and an aggregate of 21,330,597 shares of Common Stock were reserved for issuance or available for grant under various employee benefit plans, including the ESOP, and the Directors Plan and for issuance upon the conversion of certain convertible debt securities.

     If adopted, the Charter Amendment and the stock split will be effective at the close of business on the day of filing the Charter Amendment with the Delaware Secretary of State as required by the General Corporation Law of Delaware. It is anticipated that this will occur on May 6, 1996. Stockholders of record at the close of business on such date would receive an additional stock certificate representing three additional shares of Common Stock for each share held. Stockholders would retain certificates issued prior to such date, and those certificates would continue to represent the same number of shares. Certificates should not be returned to the Company or its transfer agent. It is anticipated that certificates representing additional shares to be received would be mailed on or about May 20, 1996, to entitled holders. Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the Common Stock after the split and transfer taxes, if any, may be somewhat higher than before the split, depending on the specific number of shares involved.

FEDERAL INCOME TAX CONSEQUENCES

     Under existing U.S. federal income tax laws and regulations, the receipt of additional shares of Common Stock in a stock split effected in the form of a dividend will not constitute taxable income or gain or loss to stockholders. The cost or other tax basis of each share of Common Stock held by a stockholder immediately prior to the split would be divided equally among the corresponding four shares held immediately after the split and the holding period for each of the four shares would include the period for which the corresponding old share of Common Stock was held. The laws of jurisdictions other than the United States (including state and foreign jurisdictions) may impose income taxes on the receipt by a stockholder of additional shares of Common Stock resulting from the split. Stockholders are urged to consult their own tax advisors.

OTHER USES FOR ADDITIONAL SHARES

     The ability of the Company to issue Common Stock is subject to a number of limitations. First, under a First Refusal Agreement dated as of July 12, 1994, as amended (the "First Refusal Agreement"), the Company has granted to ALPA and the IAM on behalf of the United employees represented by them and to United salaried and management employees a right of first refusal to purchase newly issued shares of Common Stock before such shares can be issued to third parties, subject to certain exceptions. The First Refusal Agreement has been amended so as not to apply to the proposed four-for-one stock split, but it would apply to any future stock split unless further amended by the parties to the First Refusal Agreement. In addition, issuances of Common Stock must be approved by one of the following: (i) three-quarters of the entire Board, including the ALPA Director, the IAM Director or all four Independent Directors; or (ii) three quarters of the voting power of shares of voting stock of the Company present at a stockholder meeting. These extraordinary approval requirements do not apply to issuances pursuant to existing commitments under outstanding options and convertible securities or pursuant to certain employee benefit plans and the Directors Plan. Subject to the foregoing, the additional authorized shares may be used in the future for any proper corporate purpose, such as additional stock splits or stock dividends or financings, corporate acquisitions, employee benefit programs, acquisitions of property, or other corporate purposes. Except as provided above, no further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless the applicable laws or regulations or the rules of any stock exchange on which the Company's Common Stock may then be listed require such approval. Stockholders of the Company do not otherwise have preemptive rights with respect to future issuances of Common Stock. The issuance of such shares otherwise than to existing stockholders on a pro rata basis could have the effect of reducing an existing stockholder's proportionate interest.

     As is presently the case, the availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CHARTER AMENDMENT.

                                 PROPOSAL NO. 3

             APPROVAL OF AMENDMENT TO THE 1981 INCENTIVE STOCK PLAN

     The Board of Directors has unanimously adopted an amendment (the "1981 Plan Amendment") to the 1981 Incentive Stock Plan (the "1981 Plan") to add 1,100,000 shares of Common Stock to the maximum number of shares with respect to which grants may be made under the 1981 Plan, subject to the approval of the 1981 Plan Amendment by stockholders at the Meeting. These additional shares represent less than four percent (4%) of the number of fully distributed shares -- Common Stock outstanding plus ESOP preferred stock allocated and to be allocated under the ESOP -- of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1981 PLAN AMENDMENT.

     The following summary of the 1981 Plan is qualified in its entirety by the full text of the 1981 Plan included as Annex I to this Notice of Annual Meeting and Proxy Statement.

COMPENSATION PHILOSOPHY

     The Company believes it is very important to align the economic well-being of its senior management with the long-term interests of the Company and its stockholders. For this reason, stock options represent a significant component of compensation for senior management employees. The Company believes that its continued ability to offer stock options is critical to attracting and retaining talented individuals for its senior management ranks. Stock options take on even greater significance in light of the recent decision to eliminate restricted stock as part of normal recurring compensation for senior management.

ADMINISTRATION

     The 1981 Plan is administered by the Compensation Committee or, for grants intended to be qualified under Section 162(m) of the Internal Revenue Code or exempt under Section 16 of the Exchange Act, the Compensation Administration Committee of the Board (as applicable, the "Plan Committee").

SHARES SUBJECT TO THE 1981 PLAN

     As initially approved by the stockholders on April 29, 1982, 1,300,000 shares were issuable under the 1981 Plan. On April 24, 1986, April 25, 1991, and July 12, 1994, an additional 2,000,000, 1,000,000 and 1,200,000 shares, respectively, were authorized for issuance under the 1981 Plan. (Prior to July 12, 1994, shares authorized under the 1981 Plan consisted of the Company's common stock, par value $5.00 per share.) As of March 11, 1996, 970,461 shares were subject to outstanding options under the 1981 Plan (including 231,055 shares issuable upon exercise of Pre-Closing Options, which are each exercisable for one-half a share of Common Stock and $84.81 in cash), and 424,000 shares were available for future grants. Shares subject to awards under the 1981 Plan that are forfeited or terminated or expire unexercised will become available for future awards, other than shares subject to Pre-Closing Options, which may not be used for future awards. The amendments recommended by the Board would make 1,100,000 additional shares available for issuance under the 1981 Plan. The number of shares authorized under the 1981 Plan is subject to automatic proportionate adjustment under the 1981 Plan in the event a stock split is effected. See "Proposal No. 2. -- Approval of Charter Amendment in Connection with Proposed Stock Split." Stock issuable under the 1981 Plan may be newly issued or treasury shares.

PARTICIPATION

     Grants under the 1981 Plan are made by the Plan Committee based on the recommendations of management and only to officers and key employees (including officers who may also be directors) of the Company or any of its subsidiaries. Approximately 200 individuals are eligible for grants under the 1981 Plan, although a significantly smaller number of such persons actually have received grants. The number of shares with respect to which grants may be made under the 1981 Plan to any individual during any two-year period is limited to 125,000 (250,000 with respect to grants made to any new employee as a condition of employment), subject to adjustment if the stock split is effected. See "Proposal No. 2 -- Approval of Charter Amendment in Connection with Proposed Stock Split." During 1995, options to purchase 4,000 shares of Common Stock were awarded to executive officers of the Company (none to executive officers named in the Summary Compensation Table) and options to purchase 82,000 shares of Common Stock were awarded to other plan participants. No determination has been made as to additional individual grants under the 1981 Plan if stockholder approval of the amendment is obtained.

TERMS OF AWARDS

     The Plan Committee may allocate any or all of the shares subject to the 1981 Plan for issuance pursuant to grants of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code, stock options not intended to qualify under Section 422 of the Internal Revenue Code ("NQSOs") and stock appreciation rights ("SARs"). Awards under the 1981 Plan are not transferable, other than by will or the law of descent and distribution. The option price for ISOs and NQSOs may not be less than 100% of the fair market value of the Common Stock on the date of grant. The closing price of Common Stock as reported by the New York Stock Exchange Composite Transaction Tape for March 11, 1996, was $186. The duration of options granted under the 1981 Plan cannot exceed 10 years, subject to earlier termination of vested options in the event of separation of employment for reasons other than retirement and to forfeiture of unvested options upon an earlier separation of employment for reasons other than retirement (options continue to vest upon retirement). SARs may be granted exercisable in cash, or in Common Stock, or in a combination of cash and Common Stock. SARs may be granted to any participant in the 1981 Plan independent of or in tandem with an NQSO. On exercise of an SAR, the holder will receive up to 100% of the appreciation in fair market value of the shares subject to the SAR. In the case of a tandem SAR, the appreciation is measured from the option price. Exercise of an SAR reduces the number of shares reserved for issuance under the 1981 Plan by the number of shares as to which the SAR is exercised.

AMENDMENT AND TERMINATION OF PROGRAM

     The Board may amend the 1981 Plan from time to time or terminate the 1981 Plan at any time, but may not reduce the then-existing amount of any participant's options or SARs or adversely change any option's terms or conditions without the participant's consent. Absent stockholder approval, no amendment may materially (i) increase the benefits accruing to participants,
(ii) increase the number of shares which may be issued, or (iii) modify the requirements as to eligibility for participation in the 1981 Plan. The 1981 Plan will automatically terminate on December 8, 2001, except as to awards outstanding at that date.

FEDERAL INCOME TAX CONSEQUENCES

     The Federal income tax consequences to participants in the 1981 Plan and the Company under the Internal Revenue Code and the regulations thereunder as now in effect are substantially as follows.

     With respect to NQSOs and SARs, an optionee is not deemed to receive any income at the time an NQSO or SAR is granted nor is his or her employer entitled to a deduction at that time. However, when any part of the NQSO or SAR is exercised, the optionee is deemed to have received ordinary income (i) in the case of an NQSO, in an amount equal to the difference between the option price and the fair market value of the shares acquired upon such exercise and (ii) in the case of an SAR, in an amount equal to the sum of the fair market value of the shares and any cash received. The optionee's employer generally is entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optionee.

     With respect to ISOs, an optionee is not deemed to receive any income at the time an ISO is granted or exercised, and the employer is not entitled to any deduction. If the optionee disposes of the stock prior to the expiration of the holding period required by Section 422 of the Internal Revenue Code, he or she will have ordinary income in the year of disposition equal to the lesser of (i) the excess of the value of the shares on the exercise date over the option price, or (ii) the excess of the amount received for the shares over the option price. The employer generally is entitled to a tax deduction at such time in an amount equal to the amount of ordinary income realized by the optionee. If the optionee disposes of the stock after expiration of the holding period required by Section 422 of the Internal Revenue Code, the excess of the amount received for the shares over the option price will be taxed as long-term capital gain and no deduction will be available to the employer.

     Special rules apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, under current law, any shares received pursuant to the exercise of a stock option or SAR within six months of the grant date, absent an election by the optionee to include in his or her income at the time of exercise the excess of the value of shares received over the option price, are treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of six months after the date of grant of the option or SAR. Accordingly, the amount of ordinary income recognized, and the amount of the employer's deduction, are determined as of such later date.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1981 PLAN AMENDMENT.

                                 PROPOSAL NO. 4

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, at the recommendation of the Audit Committee, has appointed, subject to approval by the stockholders, the firm of Arthur Andersen LLP as independent public accountants, to examine the financial statements of the Company for the year 1996. It is anticipated that a representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions at that time. If the stockholders do not approve the appointment of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares of the Company's voting securities beneficially owned by any person or group known to the Company as of March 1, 1996, to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.

                                                                                                                    PERCENT
            NAME AND ADDRESS                                                                AMOUNT AND NATURE         OF
          OF BENEFICIAL OWNER                            TITLE OF CLASS                  OF BENEFICIAL OWNERSHIP     CLASS
----------------------------------------   ------------------------------------------    -----------------------    -------
State Street Bank and Trust Company,       Common Stock                                         5,467,775(1)         28.1%
  Trustee                                  Class P Voting Stock                                   663,792(1)          100%
  225 Franklin Street                      Class M ESOP Voting Junior Preferred Stock             535,268(1)          100%
  Boston, MA 02110                         Class S Voting Stock                                   239,384(1)          100%
AXA Assurances I.A.R.D. Mutuelle           Common Stock                                         2,430,935(2)         19.1%
AXA Assurances Vie Mutuelle
  La Grande Arche
  Pardi Nord
  92044 Paris La Defense
  France
Alpha Assurances I.A.R.D. Mutuelle
Alpha Assurances Vie Mutuelle
  101-100 Terrasse Boieldieu
  92042 Paris La Defense
  France
Uni Europe Assurance Mutuelle
  24, Rue Drouot
  75008 Paris France
AXA
  23, Avenue Matignon
  75008 Paris France
The Equitable Companies Incorporated
  787 Seventh Avenue
  New York, New York 10019

                                                                                                                    PERCENT
            NAME AND ADDRESS                                                                AMOUNT AND NATURE         OF
          OF BENEFICIAL OWNER                            TITLE OF CLASS                  OF BENEFICIAL OWNERSHIP     CLASS
----------------------------------------   ------------------------------------------    -----------------------    -------
Capital Growth Management                  Common Stock                                         1,885,000(3)        11.77%
  Limited Partnership
  One International Place
  Boston, MA 02110
FMR Corp.                                  Common Stock                                         1,170,860(4)         9.23%
Edward C. Johnson 3d.
Abigail P. Johnson
  82 Devonshire Street
  Boston, MA 02109
Oppenheimer Group, Inc.                    Common Stock                                           819,846(5)         6.47%
Oppenheimer Capital
  Oppenheimer Tower, World
  Financial Center
  New York, NY 10281
The TCW Group, Inc.                        Common Stock                                           659,800(6)          5.2%
Robert Day
  865 South Figueroa Street
  Los Angeles, CA 90017
United Airlines Pilots                     Class Pilot MEC Stock                                        1(7)          100%
  Master Executive Council
  Air Line Pilots Association,
    International
  6400 Shafer Court, Suite 700
  Rosemont, IL 60018
International Association of Machinists    Class IAM Stock                                              1(8)          100%
  and Aerospace Workers
  District #141
  9000 Machinists Place
  Upper Marlboro, MD 20772
Joseph V. Vittoria                         Class SAM Stock                                              2(9)        66.67%
  Avis, Inc.
  900 Old Country Road
  Garden City, NY 11530
Paul G. George                             Class SAM Stock                                              1(9)        33.33%
  Senior Vice President -- People
  United Airlines
  P.O. Box 66100
  Chicago, IL 60666
Duane D. Fitzgerald                        Class I Stock                                                1(10)          25%
  Bath Iron Works Corp.
  700 Washington Street
  Bath, ME 04530
Richard D. McCormick                       Class I Stock                                                1(10)          25%
  U S WEST, Inc.
  7800 E. Orchard Road
  Englewood, CO 80111-2533
John K. Van de Kamp                        Class I Stock                                                1(10)          25%
  Dewey Ballantine
  333 S. Hope Street
  Los Angeles, CA 90071-3003
Paul A. Volcker                            Class I Stock                                                1(10)          25%
  James D. Wolfensohn Inc.
  599 Lexington Avenue
  New York, NY 10022

------------
 (1) Based on Revised Schedule 13G dated February 20, 1996, in which the reporting person reported that as of December 31, 1994, (i) as trustee under the ESOP (the "ESOP Trustee"), it had shared voting power over 663,792 shares of Class P Voting Stock representing 25.4% of the voting power of the Company, 535,268 shares of Class M ESOP Voting Junior Preferred Stock ("Class M Voting Stock," and together with the Class P Voting Stock and the Class S Voting Stock, the "Voting Preferred Stocks") representing 20.4% of the voting power of the Company, and 239,384 shares of Class S Voting

     Stock representing 9.2% of the voting power of the Company, and shared dispositive power over 4,632,505 shares of Class 1 ESOP Convertible Preferred Stock and 302,071 shares of Class 2 ESOP Convertible Preferred Stock, each convertible into the same number of shares of Common Stock ("Shares"), as well as 144 Shares issuable upon conversion of the Voting Preferred Stocks, and (ii) as trustee for various collective investment funds and other employee benefit plans and other index accounts, it had sole dispositive power over 533,055 Shares and sole voting power over 426,055 of such Shares. The reporting person disclaims beneficial ownership of all shares reported. Voting power of Voting Preferred Stocks is limited to matters other than the vote for directors.

 (2) Based on Schedule 13G dated February 9, 1996 in which AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle, AXA and The Equitable Companies Incorporated reported, as of December 31, 1995, sole voting power for 1,447,249 of such Shares, shared voting power for 80,550 of such Shares, and sole dispositive power for all such Shares. Such amounts include 3,000 Shares issuable upon exercise of options.

 (3) Based on Schedule 13G dated February 12, 1996, in which the reporting person reported that as of December 31, 1995, it had sole voting power over 1,626,200 of such Shares and shared dispositive power over all such Shares. The reporting person disclaims beneficial ownership of all such Shares.

 (4) Based on Schedule 13G dated February 14, 1996, in which the reporting persons reported sole voting power for 144,376 of such Shares and sole dispositive power for all of such Shares.

 (5) Based on Schedule 13G dated February 1, 1996, in which the reporting persons, on behalf of subsidiary companies and/or certain investment advisory clients or discretionary accounts, reported shared voting and dispositive power for all such Shares. The reporting persons disclaim beneficial ownership of all such Shares.

 (6) Based on Schedule 13G dated February 12, 1996, in which the reporting persons reported sole power to vote and dispose of all such Shares.

 (7) Share elects one ALPA Director and has one vote on all matters submitted to the holders of Common Stock other than the election of directors.

 (8) Share elects one IAM Director and has one vote on all matters submitted to the holders of Common Stock other than the election of directors.

 (9) Shares elect one Salaried/Management Employee Director and each share has one vote on all matters submitted to the holders of Common Stock other than the election of directors. Pursuant to a Stockholders Agreement dated as of July 12, 1994, the holders of Class SAM Stock have agreed to vote their shares in favor of the election of the Salaried/Management Employee Director nominated by the System Roundtable of United salaried and management employees.

(10) Shares elect four Independent Directors and do not vote on other matters except as required by law. Pursuant to a Stockholders Agreement dated as of July 12, 1994, the holders of Class I Stock have agreed to vote their shares in favor of the election of the Independent Directors nominated by the Independent Director Nomination Committee of the Board of Directors of the Company.

     The foregoing information in footnotes (1) through (6) is based on a review, as of March 1, 1996, by the Company of statements filed with the Securities and Exchange Commission under Sections 13(d) and 13(g) of the Exchange Act.

                                 OTHER MATTERS

     The Board of Directors knows of no other proposals to be presented for consideration at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote the shares according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal submitted for consideration at the Company's 1997 Annual Meeting of Stockholders must be received by November 22, 1996, by the Secretary of the Company, Francesca M. Maher, UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666 and must otherwise comply with rules promulgated by the Securities and Exchange Commission.

                      VOTING RIGHTS AND PROXY INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company at the Annual Meeting of Stockholders called to be held on Wednesday, April 24, 1996. The Board of Directors has fixed the close of business on March 11, 1996, as the record date (the "Record Date") for determining the holders of capital stock of the Company who are entitled to notice of and to vote at the Meeting. The following chart identifies the number of shares of each class of voting stock of the Company outstanding as of the Record Date, the number of holders of each such class as of the Record Date entitled to vote at the Meeting, the aggregate and per share votes for shares of each class for all matters on which such shares vote, and the class of directors, if any, with respect to which each class of stock is entitled to vote:

                                          AGGREGATE                                          VOTES
                           SHARES         NUMBER OF                                           PER
     TITLE OF CLASS      OUTSTANDING        VOTES                 HOLDERS OF RECORD          SHARE       VOTING FOR DIRECTORS
---------------------   ------------    -------------       -----------------------------    -----      -----------------------
Common Stock             12,645,564     12,645,564          11,338                           1          Class elects
                                                                                                        5 Public Directors
Class P Voting Stock      2,079,924      7,145,165.02       1 (ESOP Trustee)                 3.44       --
Class M Voting Stock      1,675,281      5,738,697.33       1 (ESOP Trustee)                 3.43       --
Class S Voting Stock        750,028      2,571,826.65       1 (ESOP Trustee)                 3.43       --
Class Pilot MEC Stock             1                 1       1 (ALPA-MEC)                     1          Class elects
                                                                                                        1 ALPA Director
Class IAM Stock                   1                 1       1 (IAM)                          1          Class elects
                                                                                                        1 IAM Director
Class SAM Stock                   3                 3       2 (SAM Director and              1          Class elects
                                                            Senior Vice President-People)               1 SAM Director
Class I Stock                     4                 4       4 (Independent Directors)        1          Class elects
                                                                                                        4 Independent Directors

     The Voting Preferred Stocks held by a trust established under a tax-qualified employee stock ownership plan (the "Qualified ESOP") that have been allocated to individual participants in the ESOP will be voted by participants, as named fiduciaries under the Employee Retirement Income Security Act of 1974, as amended, on a confidential pass-through basis. The ESOP Trustee generally is obligated to vote as instructed by the participants to whom the Voting Preferred Stock has been allocated, and the outstanding shares command the entire voting power of each class of Voting Preferred Stock. The Class P Voting Stock allocated to former employees who were members of ALPA will be voted by the ESOP Trustee. The ESOP Trustee will (except as may be required by law) vote the unallocated or otherwise unvoted shares in the Qualified ESOP in proportions directed by participants who give instructions to the ESOP Trustee with respect to such shares; each participant who is an employee has the right to give such directions to the ESOP Trustee in the proportion that the participant's allocated shares bears to the allocated shares of all participants giving such directions. Shares held by the ESOP Trustee under a non-qualified employee stock ownership plan (the "Supplemental ESOP") will be voted as instructed by the administrative committee appointed under the Supplemental ESOP. The Supplemental ESOP provides that the administrative committee will consider the views of participants concerning the vote, but is not required to take any particular action in response to those views.

     The holders of Common Stock, the Voting Preferred Stocks, the Class Pilot MEC Stock, the Class IAM Stock, and the Class SAM Stock will vote together as a single class on all items of business at the Meeting except the election of directors. The presence in person or by properly executed proxy of the holders of a majority of the total voting power of the shares of all such classes outstanding at the Record Date is necessary to constitute a quorum at the Meeting for all items of business other than the election of directors. The Class I Stock does not vote on any matter other than the election of the Independent Directors.

     The presence in person or by properly executed proxy of the holders of a majority of the total voting power of the outstanding shares entitled to vote on the election of a particular class of director(s) is necessary to constitute a quorum at the Meeting for the election of director(s) of such class.

     Under the Delaware General Corporation Law and the Charter, (i) the affirmative vote of the holders of the shares of capital stock present in person or represented by proxy at the Meeting representing a plurality of the votes cast on the matter will be required to elect each of the directors to be elected by the applicable class of capital stock, (ii) the affirmative vote of the holders of the shares of capital stock outstanding on the Record Date representing a majority of the votes entitled to be cast on the matter will be required to approve and adopt the proposed Charter Amendment and (iii) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes present in person or represented by proxy at the Meeting and entitled to be cast on the matter will be required to approve or adopt each of the other matters identified in this Notice of Annual Meeting and Proxy Statement as being presented to holders of capital stock at the Meeting.

     All the shares of capital stock that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR APPROVAL OF THE CHARTER AMENDMENT; FOR THE AMENDMENT TO THE 1981 PLAN; FOR THE ELECTION OF DIRECTORS OF THE CLASS, IF ANY, ON WHICH THE SHARES REPRESENTED BY THE PROXY ARE ENTITLED TO VOTE; AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP. The Board of Directors of the Company does not know of any matters, other than as described in this Notice of Annual Meeting and Proxy Statement, that are to come before the Meeting. If a proxy is given, the persons named in the proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation any proposal to adjourn the Meeting or concerning the conduct of the Meeting.

     Abstentions will have the effect of a vote against the Charter Amendment and the other matters presented for a vote of the stockholders (other than the election of directors). As to abstentions, the shares of capital stock are considered present at the Meeting. The abstentions are not, however, affirmative votes for the matters presented for a vote and, therefore, they will have the same effect as votes against any matter presented for a vote of the stockholders (other than the election of directors). With respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote on any of the matters presented for a vote of stockholders at the Meeting, other than the Charter Amendment, and will not be counted for purposes of establishing a quorum. With respect to the Charter Amendment, the required vote is based on the voting power of total shares outstanding, rather than the shares present or voted, so broker non-votes will have the effect of a vote against the Charter Amendment.

     If a quorum is not present at the time the Meeting is convened for any particular purpose, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Meeting with a vote of the stockholders then present. The persons named in the enclosed form of proxy may vote any shares of capital stock for which they have voting authority in favor of such an adjournment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company, or (iii) attending the meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy in accordance with clause (i) or (ii) above should be sent to: UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attention: Francesca M. Maher, Secretary. Special voting rules will apply if you hold Voting Preferred Stock through the ESOP

Trustee. If so, please consult the accompanying materials concerning the manner in which to vote these shares.

                                    GENERAL

     A copy of the Company's Annual Report for the year ended December 31, 1995, has been mailed to each stockholder. Additional copies of the Annual Report and of the Notice of Annual Meeting and Proxy Statement and accompanying proxy may be obtained from Georgeson & Company, Inc., Wall Street Plaza, New York, New York 10005 or from the Secretary of the Company.

     Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and Voting Preferred Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable expenses. To assure the presence in person or by proxy of the largest number of stockholders possible, the Company has engaged Georgeson & Co. to solicit proxies on behalf of the Company. The Company has agreed to pay such firm a proxy solicitation fee not to exceed $10,000 and to reimburse such firm for its reasonable out-of-pocket expenses.

     In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed proxy card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent any holder of Common Stock from attending the Meeting and voting his or her shares in person.

     STOCKHOLDERS WHO PLAN TO ATTEND THE MEETING MUST DETACH THE ADMISSION CARD ATTACHED TO THE PROXY CARD BEFORE MAILING AND BRING THE ADMISSION CARD TO THE MEETING.

                             YOUR VOTE IS IMPORTANT

     PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE SO THAT YOU WILL BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU EXPECT TO ATTEND.

                                                   ANNEX I (incorporates
                                                   amendment that has been
                                                   submitted for, and is subject
                                                   to, stockholder approval)

                   UAL CORPORATION 1981 INCENTIVE STOCK PLAN

     1. Purpose. The purpose of the UAL Corporation 1981 Incentive Stock Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of UAL Corporation (the "Company") and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), or monetary payments based on the value of such shares or both, on advantageous terms as herein provided.

     2. Administration. The Plan shall be administered by the Compensation Administration Committee of the Board of Directors of the Company for all grants to (I) any "officer" as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, or (II) any "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and by the Compensation Committee of the Board of Directors of the Company for all other grants (such committee, as applicable, herein called the "Committee"). No member of the Compensation Administration Committee shall be eligible, while a member of such Committee, to receive a Benefit under the Plan. The Committee is authorized to interpret the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and conditions of Benefits to be granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to or inconsistent with the express provisions of the Plan.

     3. Participants. Participants in the Plan will consist of such officers or other key employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

     4. Types of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options, (b) Non-qualified Stock Options, and (c) Stock Appreciation Rights, all as described below.

     5. Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 2,300,000 shares of Common Stock, which may be newly issued or treasury shares.(1) All of such shares may, but need not be issued pursuant to the exercise of Incentive Stock Options. If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payments of cash thereunder, or if shares are issued under any Benefit and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Benefit may again be used for new options or rights under this Plan; provided, however, that in no event may the number of shares issued under this Plan exceed the total number of shares reserved for issuance hereunder. Subject to Section 14(a), in no event may the aggregate number of shares of Common Stock with respect to which options or Stock Appreciation Rights are granted to any individual exceed 125,000 in any period of two calendar years, provided, however, that grants made to any new employee as a condition of employment may not exceed two times such biennial limit during the first two years of employment.

     6. Incentive Stock Options. Incentive Stock Options will consist of options to purchase shares of Common Stock at purchase prices not less than one hundred percent (100%) of the fair market value of such

---------------

  (1)Represents shares reserved for issuance under the Plan in connection with grants made on or after July 12, 1994. Shares issuable under grants made prior to such date are in addition to such number of shares.

shares on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after date of grant and shall terminate not later than three (3) months after termination of employment for any reason other than death. If the optionee should die while employed or within three (3) months after termination of employment, the right of the optionee or his or her successor in interest to exercise an option shall terminate not later than twelve (12) months after the date of death. The aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock which any participant may exercise pursuant to Incentive Stock Options for the first time in any calendar year (under all option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000.

     7. Non-qualified Stock Options. Non-qualified Stock Options will consist of options to purchase shares of Common Stock at purchase prices not less than one hundred percent (100%) of the fair market value of shares on the date of grant. Non-qualified Stock Options will be exercisable over not more than ten (10) years after date of grant. Non-qualified Stock Options will terminate no later than six (6) months after termination of employment for any reason other than retirement or death, unless immediately after such termination of employment the optionee shall be a member of the Board of Directors of the Company, in which case such options will terminate two (2) years after such termination of employment. In the event termination of employment occurs by reason of the optionee's retirement, the option shall terminate not later than the fixed expiration date set forth therein. In the event termination of employment occurs by reason of the optionee's death or if the optionee's death occurs within six months after termination of employment, the option shall terminate not later than twelve (12) months after the date of such death.

     8. Stock Appreciation Rights. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any Non-qualified Stock Option granted hereunder. In addition, a Stock Appreciation Right may be granted independently of and without relation to any stock option. Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

          (a) A Stock Appreciation Right may be granted with respect to a Non-qualified Stock Option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

          (b) Each Stock Appreciation Right will entitle the holder to elect to receive up to 100% of the appreciation in fair market value of the shares subject thereto up to the date the right is exercised. In the case of a Stock Appreciation Right issued in relation to a Non-qualified Stock Option, such appreciation shall be measured from the option price. In the case of a Stock Appreciation Right issued independently of any stock option, the appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted.

          (c) The Committee shall have the discretion to satisfy a participant's right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of shares of Common Stock valued as of the date of the participant's election.

          (d) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder (and the shares subject to the related option, if any) shall be reduced by the number of shares with respect to which the right is exercised.

     9. Nontransferability. Each Benefit granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder.

     10. Other Provisions. The award of any Benefit under the Plan may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of common shares under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other shares of the Company having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     11. Term of Plan and Amendment, Modification or Cancellation of
Benefits. No Benefit shall be granted after December 8, 2001; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified, extended or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under this Plan and any extension does not extend the option term beyond ten (10) years.

     12. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Plan after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

     13. Fair Market Value. The Fair Market Value of the Company's shares of Common Stock at any time shall be determined in such manner as the Committee may deem equitable or required by applicable laws or regulations.

     14. Adjustment Provisions.

          (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan, the maximum number of shares with respect to which options or Stock Appreciation Rights may be granted to any individual, the exercise price of outstanding options (other than options granted prior to July 12, 1994) and the base for measuring a Stock Appreciation Right and the number of shares covered by each outstanding Benefit (including the number of shares issuable upon exercise of outstanding options granted prior to July 12, 1994, which are exercisable for "reclassification packages" consisting of a combination of cash and shares, so that the number of shares included in each such reclassification package shall adjust as herein provided) shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the shares of Common Stock resulting from the reorganization, sale, merger, consolidation or similar occurrence.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     15. Amendment and Termination of Plan. The Board of Directors of the Company may amend the Plan from time to time or terminate the Plan at any time, but no such action shall reduce the then existing amount of any participant's Benefit or adversely change the terms and conditions thereof without the participant's consent. However, except for adjustments expressly provided for herein, no amendment may, without stockholder approval, (i) materially increase the Benefits accruing to participants, (ii) materially increase the number of shares which may be issued, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

                                UAL CORPORATION
                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF UAL CORPORATION

--------------------------------------------------------------------------------
The undersigned, having received the Notice of Meeting and Proxy Statement, hereby appoints Gerald Greenwald, John F. McGillicuddy and James J. O'Connor, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of UAL Corporation owned of record by the undersigned on the matters listed on the reverse side hereof and, in their discretion, on such other matters as may properly come before the Meeting of Stockholders to be held at The Drake Hotel, 140 E. Walton Place, Chicago, Illinois on April 24, 1996, at 10:00 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein.

This card also constitutes voting instructions to the respective Trustees of the Employees' Stock Purchase Plan, 401(k) Plans and International Employee Stock Ownership Plans of UAL Corporation or United Air Lines, Inc. to vote, in person or by proxy, all shares of Common Stock of UAL Corporation allocated to the accounts of the undersigned held by the Trustees.


          IF YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS IN PERSON, PLEASE MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THIS CARD.


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

DID YOU KNOW ... OUR EFFORTS TO SERVE YOU BETTER ARE BEING RECOGNIZED THE WORLD OVER?

  OUR  LATEST HONORS INCLUDE:

  - MILEAGE PLUS(R): AIRLINE PROGRAM OF THE YEAR - InsideFlyer magazine, the leading U.S. frequent traveler publication - second year in a row.

  - MILEAGE PLUS: BEST NORTH AMERICAN FREQUENT TRAVELLER PROGRAMME - Inside Flyer International.

  - MILEAGE PLUS: NUMBER ONE FREQUENT FLYER PROGRAM - Business Traveller Asia-Pacific magazine.

  -     MILEAGE PLUS:  BEST FREQUENT FLYER PROGRAM - USA TODAY International.

  - UNITED AIRLINES: BEST U.S. DOMESTIC CARRIER - poll conducted by the UK's Executive Travel magazine and OAG, the travel information supplier.

DID YOU KNOW ... HOW UNITED IS BRINGING ADVANCED TECHNOLOGY INTO SERVICE FOR
YOU?

  - Now you can reach United online! The Friendly Skyline (SM), our World Wide Web site, at http://www.ual.com, gives you 24-hour access to information on United services.

  - You can shop for flights, hotels and rental cars around the world and book them from your PC - with UNITED CONNECTION(SM) software.

  - You can fly the technologically advanced BOEING 777 - introduced by United. Our engineers worked with Boeing to give you more space, better stowage, better in-flight entertainment.

  - With E-TICKET (SM), our electronic ticketing service, you can reserve your flight by phone, then show your photo I.D. at the airport to get your boarding pass. No tickets to keep track of!


DID YOU KNOW ... WE'RE "UNITING THE WORLD" IN EXCITING NEW WAYS?

-       With our 'ROUND-THE-WORLD SERVICE, United is the        [#1 Medallion
        only airline with flights that circle the globe,           Symbol]
        with stops in Los Angeles, Hong Kong, Delhi,
        London and New York.

- And with FRIENDS AROUND THE WORLD, an educational pen pal program, we're fostering a cultural exchange among students in "sister cities" on the 'Round-The-World route.

X  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR PUBLIC DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4.  If this card constitutes voting instructions to a plan trustee, such trustee will vote as described in the plan documents and any accompanying materials.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

                The Board of Directors recommends a vote FOR all Proposals.
                      FOR   WITHHELD                     FOR  AGAINST  ABSTAIN
1. Election of                        3. Approval
five Public                           of Amend-
Director                              ment to
nominees:                             1981
John A. Edwardson                     Incentive
Gerald Greenwald                      Stock Plan.
John F. McGillicuddy
James J. O'Connor
Paul E. Tierney                                                                      DO YOU PLAN TO ATTEND THE     YES   NO
For, except vote withheld from the                                                   MEETING OF STOCKHOLDERS
following nominee(s):                                    FOR  AGAINST  ABSTAIN       IN PERSON?
                                      4. Ratification
------------------------------        of the selection
              FOR  AGAINST  ABSTAIN   of Arthur
                                      Andersen LLP
2. Approval of                        as the indepen-
Charter                               dent accountants.
Amendment in
connection with
Proposed
Stock Split.


                                                                                                                   , 1996
-------------------------------------------------------------------------------------------------------------------
SIGNATURE(S)                                                                            DATE

Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  The signer hereby revokes all proxies heretofore given by the signer to vote at said Meeting or any adjournments or postponements thereof.

----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

ADMISSION TICKET
                                                                   MEETING OF STOCKHOLDERS
                                                                   OF UAL CORPORATION
                                                                   APRIL 24, 1996
                               [UAL LOGO]                          10:00 A.M.
                                                                   GOLD COAST ROOM,
                                                                   THE DRAKE HOTEL
                                                                   140 EAST WALTON PLACE
                                                                   CHICAGO, ILLINOIS

-----------------------------------------------------------------------------------------------------------------------------------
You must present this ticket to the UAL Corporation representative at the entrance to the Gold Coast Room to be admitted to the
Meeting of Stockholders.

                                                      -----------------------

                                         IF YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS,
                                      PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD ABOVE.

                                                      -----------------------
